                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)


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
                                             Nine
                                            Months
                                             Ended             Year Ended September 30,
                                            June 30,    -------------------------------------
                                              1999        1998      1997      1996      1995
                                            --------    -------   -------   -------   -------
EARNINGS:
Earnings before income taxes                $66,425     $57,007   $63,275   $61,717   $39,759
Interest expense                             13,000      17,383    16,696    15,921    16,632
Amortization of debt discount and expense       141         200       176       173       206
Interest component of rental expense          1,268       1,624     1,887     1,838     1,604
                                            -------     -------   -------   -------   -------
                                            $80,834     $76,214   $82,034   $79,649   $58,201
                                            =======     =======   =======   =======   =======

FIXED CHARGES:
Interest expense                            $13,000     $17,383   $16,696   $15,921   $16,632
Amortization of debt discount and expense       141         200       176       173       206
Allowance for funds used during
      construction (capitalized interest)        27          39       114       107        65
Interest component of rental expense          1,268       1,624     1,887     1,838     1,604
                                            -------     -------   -------   -------   -------
                                            $14,436     $19,246   $18,873   $18,039   $18,507
                                            =======     =======   =======   =======   =======

Ratio of earnings to fixed charges             5.60        3.96      4.35      4.42      3.14
                                            =======     =======   =======   =======   =======
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